UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

UNITED RENTALS, INC. UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538

(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06830

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A. Matters Relating to Consent Solicitation

As previously disclosed, United Rentals has been soliciting consents for certain amendments to the indentures governing its bonds and QUIPs securities. (For additional information, please refer to the company’s Current Reports on Form 8-K filed on August 22, 2005 and September 12, 2005.)

The company has received the requisite consents and, on September 19, 2005, entered into supplemental indentures implementing the amendments and related waivers. The supplemental indentures, among other things, allow the company until March 31, 2006 to regain compliance with the requirement to make timely SEC filings. In addition, the supplemental indenture relating to the company’s 1 7/8% Convertible Senior Subordinated Notes, changes the conversion rate from 38.9520 to 44.9438 shares of United Rentals common stock for each $1,000 principal amount of Convertible Notes.

Pursuant to the terms of the consent solicitation, the company has paid aggregate consent fees of approximately $34 million to holders of its nonconvertible notes and QUIPs securities. In addition to the consent fees, the company incurred transaction costs relating to the consent solicitation of approximately $4 million on a pre-tax basis.

Copies of the supplemental indentures are attached as exhibits to this report. The description of the supplemental indentures contained herein is qualified in its entirety by reference to the complete text.

B. Other Matters

The company entered into agreements dated as of September 22, 2005 with Michael Kneeland and Joseph Sherk. Mr. Kneeland is the company’s executive vice president, operations, and Mr. Sherk is the company’s corporate controller. A copy of Mr. Kneeland’s agreement is attached hereto as Exhibit 99.1, and a copy of Mr. Sherk’s agreement is attached hereto as Exhibit 99.2

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

4.1	Supplemental Indenture relating to 6 1/2% Senior Notes due 2012
4.2	Supplemental Indenture relating to 7 3/4% Senior Subordinated Notes due 2013
4.3	Supplemental Indenture relating to 7% Senior Subordinated Notes due 2014
4.4	Supplemental Indenture relating to 1 7/8% Convertible Senior Subordinated Notes due 2023
4.5	Supplement relating to the QUIPs securities
99.1	Agreement dated as of September 22, 2005, between United Rentals, Inc. and Michael Kneeland
99.2	Agreement dated as of September 22, 2005, between United Rentals, Inc. and Joseph Sherk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of September, 2005.

UNITED RENTALS, INC.

By: /s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Interim Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By: /s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Interim Chief Financial Officer

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